Exhibit 10.2

PROVIDENT BANK

COMMERCIAL LINE OF CREDIT NOTE

Amount: $10,000,000.00 Dated: September 3, 2025

FOR VALUE RECEIVED, CARECLOUD, INC., a Delaware corporation (the “Borrower”) promises to pay to the order of PROVIDENT BANK (hereafter, together with its successors and assigns, the “Bank”), at its office located at 10 Woodbridge Center Drive, 3rd Floor, Woodbridge, New Jersey 07095, or at such other place as the Bank may direct, the principal sum of TEN MILLION AND 00/100 DOLLARS ($10,000,000.00), or so much thereof as may be advanced from time to time to the Borrower, together with interest, as follows:

1. LOAN. This Commercial Line of Credit Note (together with all extensions, renewals, modifications, substitutions and amendments thereof, this “Note”) evidences a revolving commercial line of credit in the maximum principal amount of $10,000,000.00 (the “Loan” or “Revolving Line”) which is being made available by the Bank to the Borrower in accordance with, and subject to the terms and provisions of, that certain Loan Agreement dated the date hereof by and between the Borrower and the Bank (together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Loan Agreement”). This Note is subject to and governed by the terms and provisions of the Loan Agreement, all of which terms and provisions are incorporated herein by reference. All capitalized terms used herein and not defined shall have the meaning set forth in the Loan Agreement.

2. INTEREST RATE.

(a) Applicable Interest Rate. The Borrower shall pay the Bank interest on the aggregate unpaid principal balance of the Loan from the date of this Note at the Applicable Interest Rate (as hereafter defined). The terms “Applicable Interest Rate” or “Rate” as used in this Note shall mean the per annum interest rate to be applied to the unpaid principal balance of this Note, which interest rate will be an adjustable rate equal to the “Margin” over (plus) an independent index, as such index may change from time to time (the “Index”). Thus, the Rate set forth in this Note is subject to change from time to time based on changes in the Index. Except as noted below, the Index is equal to “SOFR” (as hereafter defined) adjusted and determined, without the necessity of notice to the Borrower, as of the date of this Note and on each Interest Rate Change Date. The Bank, in its sole discretion, may round the Index to four or five decimal places. Any change to the Applicable Interest Rate will not occur more often than once each month.

The Rate is not necessarily the lowest rate charged by the Bank on its loans and the Borrower understands that the Bank may make loans with interest rates which are not based on SOFR as well. Interest shall be calculated on the basis of the actual number of days elapsed and a year of 360 days. Both principal and interest are payable in lawful money of the United States of America at any office of the Bank in immediately available funds.

NOTICE: Under no circumstances will the Rate on this Note be more than the maximum rate of interest allowed by applicable law.

If SOFR is not available or is not published for any Reference Day, then the Bank shall, in its sole discretion, select a substitute source and/or date for determining SOFR or a substitute Index, to be effective at such time as designated by the Bank. Furthermore, if an Index Replacement Event has occurred with respect to SOFR or any then-current Index, then the Bank shall, in its sole discretion, select a substitute source and/or date for determining the Replacement Index, to be effective at such time as designated by the Bank.

At the time of implementation of a Replacement Index, the Bank (in its sole discretion) shall have the right to decide as to whether an adjustment (which may be a positive or negative value) to the Margin is necessary or appropriate, considering any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, and if the Bank determines that an adjustment to the Margin is necessary or appropriate, then the Bank shall have the right to do so; provided, however, that the Bank uses commercially reasonable efforts to cause the overall interest rate (after such adjustment) to be substantially equivalent to the overall interest rate before the use of the Replacement Index. Any designation of a Replacement Index and/or adjustment to the Margin will become effective without any action or consent of the Borrower. However, the Bank agrees to provide reasonably prompt notice to the Borrower of changes to the Index and/or adjustments to the Margin and will also provide the Borrower with the then-current Index upon the Borrower’s request.

The following definitions shall apply:

“Index Replacement Event” means the occurrence of one or more of the following events with respect to the then-current Index: (a) the then-current Index becomes generally unavailable or unascertainable during the term of this Note; (b) a public statement or publication of information by or on behalf of the administrator of such Index (or the published component used in the calculation thereof) announcing that it has ceased or will cease to provide such Index permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Index; or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Index, an insolvency official with jurisdiction over the administrator for such Index, a resolution authority with jurisdiction over the administrator for such Index or a court or an entity with similar insolvency or resolution authority over the administrator for such Index, which states that the administrator of the Index has ceased or will cease to provide the Index permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Index; or (d) the then-current Index does not accurately or fairly reflect the cost of making or maintaining the type of loan evidenced by this Note.

“Interest Rate Change Date” shall mean the first (1st) day of each calendar month.

“Margin” shall mean three hundred (300) basis points (3.00%).

“Replacement Index” means the substitute index that has been selected by the Bank to be used in replacement of the then-current Index.

“SOFR” means, the Term SOFR Reference Rate for an interest period of one (1) month, on the date (the “Reference Day”) that is two (2) U.S. Government Securities Business Days preceding each Interest Rate Change Date, in each case, as published by CME Group Benchmark Administration Ltd (or any successor or replacement administrator, as determined by Bank). If a Reference Day is not a U.S. Government Securities Business Day, the Reference Day shall be the immediately preceding U.S. Government Securities Business Day.

(b) Interest Period. The first “Interest Period” shall begin on the date principal is first advanced under this Note (the “Advance Date”) and end on (but exclude) the next succeeding Payment Date (as defined hereafter), and thereafter, each “Interest Period” shall commence on (and include) the first day immediately following the last day of the preceding Interest Period and end on (but exclude) the next Payment Date (before any adjustment for a day that is not a Business Day), provided, (i) any Interest Period that would otherwise end on (but exclude) a day which is not a Business Day shall not be extended to the next succeeding Business Day; and (ii) any Interest Period that would otherwise extend past the Maturity Date (as defined hereafter) shall end on the Maturity Date. No Interest Period shall extend beyond the scheduled maturity or due date of this Note. As used herein, the term “Business Day” means any day, other than a Saturday or a Sunday or any day on which commercial banks in New Jersey are authorized or required to close.

(c) Ascertaining Index. The Bank may select information sources or services in its reasonable discretion to ascertain the Index, in each case pursuant to the terms of this Note, and shall have no liability to the Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(d) Conforming Changes. In connection with the implementation of a Replacement Index, the Bank will have the right to make any technical, administrative or operational changes or amendments that the Bank decides may be appropriate to reflect the adoption and implementation of such Replacement Index and to permit the administration thereof by the Bank in a manner substantially consistent with market practice or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no market practice for the administration of such Replacement Index exists, in such other manner of administration as the Bank decides is reasonably necessary in connection with the administration of this Note and the other Loan Documents (as defined hereafter). Any changes or amendments implementing such conforming changes will become effective without any further action or consent of any other party to this Note or any other Loan Document.

3. TERM. The Revolving Line shall terminate, and this Note shall mature on September 1, 2027 (the “Maturity Date” or “Revolving Line Termination Date”), when all outstanding principal, interest, fees and charges due under the Loan shall be immediately due and payable.

4. PAYMENTS. The Borrower shall pay principal and interest by making payments as follows:

(a) The Borrower shall pay accrued interest only on the aggregate unpaid principal amount of the Loan, monthly, on the first (1st) day of each and every succeeding month (each, a “Payment Date” and collectively, the “Payment Dates”), commencing on October 1, 2025, and continuing until the Maturity Date, when all outstanding principal, interest, fees and charges due under the Loan shall be immediately due and payable.

(b) All payments due on the Loan will be automatically charged to the Borrower’s operating or demand deposit account at the Bank bearing account no. 1059004499, which account will be maintained in good standing at the Bank during the duration of the Loan or any other loan made by the Bank to the Borrower (the “Deposit Account”).

(c) All payments due on the Loan will be made or charged on the applicable Payment Date, subject to adjustment in accordance with the Following Business Day Convention. The “Following Business Day Convention” means the convention for adjusting any relevant date that would otherwise fall on a day that is not a Business Day so that the date will be the first following day that is a Business Day.

(d) All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after an Event of Default (as defined hereafter), payments will be applied to the obligations of the Borrower to the Bank as the Bank determines in its sole discretion.

(e) The Borrower agrees to maintain sufficient funds in the Deposit Account to satisfy the payment due the Bank under this Note at least two (2) Business Days prior to each applicable Payment Date during the term of this Note. If sufficient funds are not available in the Deposit Account on any Payment Date to pay the amounts then due and payable under this Note, the Bank, in its sole discretion, is authorized to: (i) charge the Deposit Account for such lesser amount as shall then be available; and/or (ii) charge the Deposit Account on such later date or dates that funds shall be available in the Deposit Account to satisfy the payment then due (or balance of such payment then due). Notwithstanding the foregoing, the Borrower shall only be entitled to receive credit in respect of any payments of principal and interest due under this Note for funds actually received by the Bank as a result of any such charges to the Deposit Account. The Borrower shall be liable to the Bank for any late fees and interest on any payments not made on a timely basis by the Borrower because of insufficient funds in the Deposit Account on any Payment Date. In the event the Deposit Account continues to contain insufficient funds to fully satisfy the payments due the Bank under this Note, the Borrower shall be responsible for making all such payments from another source and in no event shall the obligations of the Borrower under this Note be affected or diminished as a result of any shortages in the Deposit Account, it being understood and agreed that the Borrower shall at all times remain liable for payment in full of all indebtedness under this Note.

5. PREPAYMENTS.

(a) At any time during the term of the Loan, the Borrower may prepay the Loan, in whole or in part, without fee or penalty.

(b) All prepayments shall be applied first to unpaid fees, then to any accrued and unpaid interest and lastly to the outstanding principal balance of the Loan.

6. LATE FEE. If the Bank does not receive the entire amount of any payment required under this Note within ten (10) days of its due date, the Borrower shall pay a late fee of five percent (5.00%) of that entire amount. Any such late charge assessed, to the extent permitted by law, shall be immediately due and payable.

7. COLLATERAL. Repayment of this Note is or shall be secured by the Collateral referenced and described in Section 1.06 of the Loan Agreement. Any lien, security interest or other collateral granted to the Bank by the Borrower in connection with any other obligation to the Bank shall also secure repayment of this Note. No substitution of Collateral under this Note shall be permitted without the prior written consent of the Bank.

8. DEFAULT. The Borrower shall be in default under this Note upon the occurrence of any of the following events (each, an “Event of Default”):

(a) The failure to make any payment required under this Note or any other obligation to the Bank on its due date; or

(b) Any default under any of the terms, provisions and/or covenants of this Note, the Loan Agreement or any other loan or collateral document executed in connection therewith or required thereby (collectively, the “Loan Documents”) after the expiration of any applicable notice and cure periods, or any Event of Default as defined in any of the Loan Documents shall occur; or

(c) The occurrence of a default under any other obligation owed to the Bank, or any third party, by the Borrower, now existing or hereafter arising; or

(d) The failure by the Borrower to comply with any of the terms, provisions and/or conditions of the Commitment Letter dated July 31, 2025, issued by the Bank with respect to the Revolving Line, provided, however, that in the event of a conflict between the terms and/or provisions of the Commitment Letter and the terms and/or provisions of the Loan Documents, the terms and/or provisions of the Loan Documents shall govern.

Upon the occurrence of an Event of Default: (a) the Bank shall be under no further obligation to make advances hereunder; (b) the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Bank’s option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (c) at the Bank’s option, this Note will bear interest at the default rate of interest set forth below from the date of the occurrence of the Event of Default; and (d) the Bank may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.

To the extent permitted by law, whenever there is any Event of Default under this Note, or non-payment upon demand, the rate of interest on the unpaid principal balance shall, at the option of the Bank, be five percentage points (5.00%) per annum greater than that which would otherwise be applicable. The Borrower acknowledges that: (i) such additional rate is a material inducement to the Bank to make the Loan; (ii) the Bank would not have made the Loan in the absence of the agreement of the Borrower to pay such additional rate; (iii) such additional rate represents compensation for increased risk to the Bank that the Loan will not be repaid; and (iv) such rate is not a penalty and represents a reasonable estimate of (a) the cost to the Bank in allocating its resources (both personnel and financial) to the ongoing review, monitoring, administration and collection of the Loan and (b) compensation to the Bank for losses that are difficult to ascertain.

The Bank does not give up its rights upon a default as a result of any delay in declaring or failing to declare a default.

9. CROSS-DEFAULT. The Borrower covenants and agrees that every other promissory note and all other agreements and/or guaranties relating to any debt of the Borrower to the Bank, are hereby amended for the duration of such other notes, agreements and/or guaranties to provide that an Event of Default under this Note shall constitute a default under such other notes, agreements and/or guaranties, and a default under such other notes, agreements and/or guaranties shall constitute an Event of Default under this Note.

10. SET-OFF. If any amount owing under this Note is not paid when it becomes due, the Bank may set off all property held by it, and funds from any account maintained with it, belonging to any Borrower or any other maker, endorser or guarantor.

11. WAIVERS. The Bank is not required to do any of the following before enforcing its rights under this Note:

(a) Demand payment of amounts due;

(b) Give notice that amounts due have not been paid; or

(c) Obtain an official certificate of non-payment.

12. CHANGES. This Note can only be changed by an agreement in writing signed by the Borrower and the Bank.

13. NOTE BINDING ON EACH BORROWER AND SUCCESSOR. All obligations under this Note are the joint and several unconditional obligations of each Borrower and all who succeed to their rights and interests. Release of any Borrower or Collateral shall not release any other Borrower or Collateral.

14. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without regard to conflict of law principles, and the Borrower consents to the jurisdiction of the courts of the State of New Jersey to determine any questions of fact or law arising under this Note.

15. COSTS OF COLLECTION. If this Note is referred to any attorney for collection, the Borrower agrees to pay all costs of collection, including court costs and reasonable attorney’s fees.

16. WAIVER OF JURY TRIAL. BORROWER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF BANK OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH BANK OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

17. FURTHER ASSURANCES AND CORRECTIONS. From time to time, at the request of the Bank, the Borrower will (i) promptly correct any defect, error or omission which may be discovered in the contents of this Note or in any other Loan Document or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver, record and/or file (or cause to be executed, acknowledged, delivered, recorded and/or filed) such further documents and instruments (including, without limitation, further mortgages, security agreements, financing statements, continuation statements and assignments of rents) and perform such further acts and provide such further assurances as may be necessary, desirable, or proper, in the Bank’s opinion, (A) to carry out more effectively the purposes of this Note and the Loan Documents and the transactions contemplated hereunder and thereunder, (B) to confirm the rights created under this Note and the other Loan Documents, (C) to protect and further the validity, priority and enforceability of this Note and the other Loan Documents and the liens and security interests created thereby, and (D) to subject to the Loan Documents any property of the Borrower intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents; and (iii) pay all costs in connection with any of the foregoing.

18. NO USURY. The Bank and Borrower intend to comply at all times with applicable usury laws. If at any time such laws would ever render usurious any amounts called for under this Note or the Loan Documents, then it is Borrower’s and the Bank’s express intention that such excess amount shall be immediately credited on the principal balance of this Note (or, if this Note has been fully paid, refunded by the Bank to Borrower), and the provisions hereof shall be immediately reformed and the amounts thereafter collectible under this Note reduced, without the necessity of the execution of any further documents, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this Note. Any such crediting or refund shall not cure or waive any Event of Default by Borrower under this Note or the other Loan Documents. If at any time following any reduction in the interest rate payable by Borrower, there remains unpaid any principal amount under this Note and the maximum interest rate not prohibited by applicable law is increased or eliminated, then the interest rate payable under this Note shall be readjusted, to the extent not prohibited by law, so that the dollar amount of interest payable hereunder shall be equal to the dollar amount of interest which would have been paid by Borrower without giving effect to the reduction in interest resulting from compliance with applicable usury laws. Borrower agrees that in determining whether or not any interest payable under this Note or the Loan Documents exceeds the highest rate prohibited by law, any non-principal payment (except payments specifically stated in this Note or in the Loan Documents to be “interest”), including, without limitation, prepayment fees and late charges, shall, to the maximum extent not prohibited by law, be an expense, fee, premium or penalty rather than interest.

19. RIGHTS CUMULATIVE. The rights and remedies of the Bank under this Note and the Loan Documents shall be cumulative and concurrent and at the sole discretion of the Bank may be pursued singly, successively, or together and exercised as often as the Bank shall desire. Time is of the essence under this Note. The failure of the Bank to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Nothing herein contained shall be construed as limiting the Bank to the remedies mentioned above.

20. PLEDGE TO THE FEDERAL RESERVE. The Bank may at any time pledge or assign all or any portion of its rights under the Loan Documents, including any portion of this Note, to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

21. RIGHTS TO SELL PORTION OF LOAN TO A PROSPECTIVE PARTICIPANT. The Bank shall have the unrestricted right at any time and from time to time, and without the consent of but on notice to the Borrower, to grant to one or more banks or other financial institutions (each, a “Participant”) participating interests in the Bank’s obligation to lend hereunder and/or any or all of the Loan held by the Bank hereunder, the granting of which participations shall be at no cost to the Borrower. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank’s rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective Participants, provided that the Bank shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information. Notwithstanding the foregoing or anything to the contrary contained herein, the Bank shall also have the unrestricted right at any time to sell, transfer and/or assign all of its interest in the Loan and the Loan Documents to an affiliate of the Bank or to any third party as it sees fit, without the consent of the Borrower.

22. INTEGRATION. This Note is intended by the parties as the final, complete and exclusive statement of the transaction evidenced by this Note. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Note and no party is relying on any promise, agreement or understanding not set forth in this Note. This Note may not be amended or modified except by a written instrument describing such amendment or modification executed by the Borrower and the Bank.

23. USE OF PROCEEDS (REGULATION U). No portion of the proceeds of the Loan shall be used, in whole or in part, for the purpose of purchasing or carrying any “margin stock” as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

24. REPLACEMENT OF NOTE. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of this Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, the Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

25. LOAN NOT ASSUMABLE. The Bank and the Borrower acknowledge and agree that the Loan, and the obligations and/or liabilities of the Borrower thereunder, are not assumable.

26. BENEFICIAL OWNERSHIP. If the Borrower is obligated to certify beneficial owner information at the time the Loan is made, modified and/or continued or any account associated with the Loan is opened, the Borrower shall be responsible for notifying the Bank of any changes to the certified beneficial ownership information that was provided to the Bank. Such notice shall be made to the Bank as soon as practical upon a change to the beneficial ownership information in a form and manner acceptable to the Bank.

27. CONSENT TO ELECTRONIC DELIVERY. The Borrower hereby explicitly consents to the electronic delivery of the terms of the transaction evidenced by this instrument. The Borrower agrees that its present intent to be bound by this instrument may be evidenced by transmission of digital images of signed signature pages via facsimile, email, SMS or other digital transmission and affirms that such transmission indicates a present intent to be bound by the terms of this instrument and is deemed to be valid execution and delivery as though an original ink or electronic signature. The Borrower shall deliver original executed signature pages to the Bank, but any failure to do so shall not affect the enforceability of this instrument. An electronic image of this instrument (including signature pages) shall be as effective as an original for all purposes.

Whenever used herein, the singular number shall include the plural, the plural the singular, and the words “Bank” and “Borrower” shall include their respective successors and assigns.

[NO FURTHER TEXT ON THIS PAGE. SIGNATURE PAGE TO FOLLOW.]

IN WITNESS WHEREOF, and intending to be legally bound, the Borrower has executed this Commercial Line of Credit Note as of the day and year first set forth above.

CARECLOUD, INC.
a Delaware corporation

By:	/s/ Ata Ul Hadi Chaudhry
Name:	Ata Ul Hadi Chaudhry
Title:	Co-Chief Executive Officer

STATE OF NEW JERSEY	)
) SS.:
COUNTY OF SOMERSET	)

I certify that on this 3rd day of September, 2025, Ata Ul Hadi Chaudhry personally appeared before me who I am satisfied is the person who signed the within instrument as Co-Chief Executive Officer of CARECLOUD, INC., a Delaware corporation, and he acknowledged that the attached document was made by the corporation and sealed with its corporate seal, was signed, sealed and delivered by him as such officer and is the voluntary act of the corporation, made by virtue of authority from its Board of Directors.

Witness my hand and official seal, this 3rd day of September, 2025.

/s/ Kristen Rothe
Notary Public

(Signature Page to Commercial Line of Credit Note)